Exhibit 99.1

LaBranche & Co Inc.

Jeffrey A. McCutcheon

Senior Vice President & Chief Financial Officer

(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors:  Michael Polyviou / Theresa Kelleher

(212) 850-5600

LABRANCHE & CO INC. REPORTS FIRST QUARTER 2006 RESULTS

NEW YORK, New York, April 25, 2006 – LaBranche & Co Inc. (NYSE:LAB) today reported financial results for the first quarter ended March 31, 2006.

Revenue for the first quarter of 2006 was $296.5 million, compared to $67.3 million for the 2005 first quarter. Included in the revenue for the 2006 first quarter is a net pre-tax gain of $179.0 million in connection with the consummation of the merger between the NYSE and Archipelago Holdings, Inc. on March 7, 2006 (the “NYX transaction”), in which the Company exchanged its 39 NYSE memberships for approximately 3.1 million shares of NYSE Group, Inc. common stock and approximately $14.4 million in cash. Net income available to common stockholders for the 2006 first quarter was $112.3 million or $1.83 per diluted share, which includes an after-tax gain of $102.0 million related to the NYX transaction. By comparison, the Company reported net income of $2.2 million, or $0.04 per diluted share, for the 2005 first quarter. Excluding the gain in connection with the NYX transaction, net income available to common stockholders for the 2006 first quarter was $10.3 million, or $0.17 per diluted share.

LaBranche has scheduled a conference call to review its 2006 first quarter results today at 10:00 a.m. (Eastern). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com. A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 640 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 107 of which are in the S&P 500 Index. In addition, LaBranche is the Specialist in 49 ETFs and over 640 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$64,965	$40,041
Commissions	20,144	23,563
Net gain on non-marketable investments	263	92
Net gain on NYX transaction	178,981	—
Interest	31,357	4,708
Other	826	(1,101)
Total revenues	296,536	67,303

EXPENSES:
Employee compensation and related benefits	34,141	21,903
Interest	40,053	16,583
Exchange, clearing and brokerage fees	10,010	9,994
Lease of exchange memberships and trading license fees	1,051	1,012
Depreciation and amortization of intangibles	2,982	3,053
Other	10,488	11,046
Total expenses	98,725	63,591

Income before provision for income taxes	197,811	3,712

PROVISION FOR INCOME TAXES	85,522	1,466

Net income available to common stockholders	$112,289	$2,246

Weighted-average common shares outstanding:
Basic	60,691	60,596
Diluted	61,296	60,866

Earnings per share:
Basic	$1.85	$0.04
Diluted	$1.83	$0.04

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$417,028	$427,284
Cash and securities segregated under federal regulations	6,893	6,554
Securities purchased under agreements to resell	86,000	79,000
Receivable from brokers, dealers and clearing organizations	589,076	658,631
Receivable from customers	7,995	3,659
Financial instruments owned, at fair value:
Corporate equities, not readily marketable	223,026	—
Corporate equities	2,135,553	1,128,999
Options	478,332	411,887
Exchange-traded funds	791,833	815,250
Government and corporate bonds	1,111	8
Commissions receivable	4,661	4,337
Exchange memberships contributed for use, at market value	—	24,500
Exchange memberships owned, at adjusted cost (market value of $2,864 and $138,768, respectively)	1,216	59,664
Goodwill and other intangible assets, net	623,814	626,408
Other assets	45,460	38,114

Total assets	$5,411,998	$4,284,295

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$98,741	$79,646
Payable to customers	13,650	4,858
Financial instruments sold, but not yet purchased, at fair value:
Corporate equities	2,325,638	1,845,234
Options	547,190	418,315
Exchange-traded funds	775,528	392,713
Government and corporate bonds	12,245	77,263
Accrued compensation	15,115	22,722
Accounts payable and other accrued expenses	31,369	21,133
Other liabilities	15,876	11,859
Income taxes payable	5,250	10,513
Deferred tax liabilities	230,376	148,263
Short term debt	16,599	3,000
Long term debt	467,837	481,425
Subordinated liabilities:
Exchange memberships contributed for use, at market value	—	24,500
Other subordinated indebtedness	9,395	9,395

Total liabilities	4,564,809	3,550,839

Total stockholders’ equity	847,189	733,456

Total liabilities and stockholders’ equity	$5,411,998	$4,284,295

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended March 31,
	2006			2005
	Income as originally stated	Adjustments (1)	Pro forma net income	Income as originally stated	Adjustments	Pro forma net income
Total revenues	$296,536	$(178,981)	$117,555	$67,303	$—	$67,303
Total expenses	98,725	—	98,725	63,591	—	63,591
Income before provision for income taxes	197,811	(178,981)	18,830	3,712	—	3,712
Provision for income taxes	85,522	(77,018)	8,504	1,466	—	1,466
Earnings (loss) per share	$112,289	$(101,963)	$10,326	$2,246	$—	$2,246
Basic	$1.85	$(1.68)	$0.17	$0.04	$—	$0.04
Diluted	$1.83	$(1.66)	$0.17	$0.04	$—	$0.04

(1) Reflects the pre-tax net gain associated with the exchange of the Company’s NYSE memberships for approximately 3.1 million shares of restricted common stock of NYSE Group, Inc. and approximately $14.4 million in cash on March 7, 2006, and the subsequent increase in fair market value of such stock. The Company expects to recognize gains and losses in each future accounting period, based on the fair market value of NYSE Group common stock at the end of each such period.

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended March 31,
	2006	2005

NYSE average daily share volume (millions)	1,749.2	1,629.0

LAB share volume on NYSE (billions)	25.7	25.2

LAB dollar volume on NYSE (billions)	$958.1	$813.6

LAB number of principal trades on the NYSE (millions)	7.6	6.6

LAB principal shares traded on the NYSE (billions)	5.2	5.2

LAB dollar value of principal shares traded on the NYSE (billions)	$196.3	$176.6

LAB NYSE common stock listings	561	582

LAB AMEX common stock listings	87	102

AMEX/PHLX option listings	567	504

ETF Listings	49	23